UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase and Exchange Agreement

On January 10, 2020, Interpace Biosciences, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “Securities Purchase and Exchange Agreement”) with 1315 Capital II, L.P., a Delaware limited partnership (“1315 Capital”), and Ampersand 2018 Limited Partnership, a Delaware limited partnership (“Ampersand” and, together with 1315 Capital, the “Investors”) pursuant to which the Company agreed to sell to the Investors at the Closing (as defined in the Securities Purchase and Exchange Agreement) an aggregate of $20,000,000 in Series B convertible preferred stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”), at an issuance price per share of $1,000 (the “Stated Value”) (the “Investment”). Pursuant to the Securities Purchase and Exchange Agreement, 1315 Capital agreed to purchase 19,000 shares of Series B Preferred Stock at an aggregate purchase price of $19,000,000 and Ampersand agreed to purchase 1,000 shares of Series B Preferred Stock at an aggregate purchase price of $1,000,000 (collectively, the “New Investment Shares”). The terms of the Series B Preferred Stock are further described below under “Certificate of Designation.”

In addition, at the Closing, the Company agreed to exchange $27,000,000 of the Company’s existing Series A convertible preferred stock, par value $0.01 per share, held by Ampersand (the “Series A Preferred Stock”), represented by 270 shares of Series A Preferred Stock with a stated value of $100,000 per share, which represents all of the Company’s issued and outstanding Series A Preferred Stock, for 27,000 newly created shares of Series B Preferred Stock (such shares of Series B Preferred Stock, the “Exchange Shares” and such transaction, the “Exchange”). Following the Exchange, no shares of Series A Preferred Stock will remain designated, authorized, issued or outstanding. The Series B Preferred Stock, upon issuance, will have a conversion price of sixty cents ($0.60) (with expected adjustment to $6.00 following effectuation of the Reverse Stock Split defined and described below and subject to further adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares) as compared to a conversion price of $0.80 on the Series A Preferred Stock (with expected adjustment to $8.00 following effectuation of the Reverse Stock Split and subject to further adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), but will not include certain rights applicable to the Series A Preferred Stock, including a six-percent (6%) dividend, a conversion price adjustment for any failure by the Company to achieve a revenue target of $34,000,000.00 in 2020 related to its diagnostics business or a weighted-average anti-dilution adjustment. Under the terms of the Securities Purchase and Exchange Agreement, Ampersand also agreed to waive all dividends and weighted-average anti-dilution adjustments accrued to date on the Series A Preferred Stock. Ampersand’s director designation rights as holder of Series A Preferred Stock will also be replaced following the Exchange with the Series B Preferred Stock director designation rights described below.

The Closing of the Investment and of the Exchange will be effected following the satisfaction of customary conditions, including, among others, effectiveness of a reverse stock split of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a ratio acceptable to each Investor, which is expected to be at the ratio of ten to one (10:1) (the “Reverse Stock Split”).

The Series B Preferred Stock is offered and will be sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The shares to be issued upon conversion of the Series B Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The Securities Purchase and Exchange Agreement includes as exhibits forms of the following documents, the effectiveness of which are conditions precedent to the Closing.

Certificate of Designation

Concurrently with the Closing, the Company expects to file a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock substantially in the form attached as Exhibit B to the Securities Purchase and Exchange Agreement filed herewith (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to designate 47,000 shares as Series B Preferred Stock.

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Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of the Company’s Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the Certificate of Designation, holders of Series B Preferred Stock will vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Director Designation Rights

The Certificate of Designation also provides each Investor with the following director designation rights: for so long such Investor holds at least sixty percent (60%) of the Series B Preferred Stock issued to it on the Issuance Date (as defined therein), such Investor will be entitled to elect two directors to the Company’s Board of Directors (the “Board”), provided that one of the directors qualifies as an “independent director” under Rule 5605(a)(2) of the listing rules of the Nasdaq Stock Market (or any successor rule or similar rule promulgated by another exchange on which the Company’s securities are then listed or designated) (“Independent Director”). However, if at any time such Investor holds less than sixty percent (60%), but at least forty percent (40%), of the Series B Preferred Stock issued to them on the Issuance Date, such Investor would only be entitled to elect one director to the Board. Any director elected pursuant to the terms of the Certificate of Designation may be removed without cause by, and only by, the affirmative vote of the holders of Series B Preferred Stock. A vacancy in any directorship filled by the holders of Series B Preferred Stock may be filled only by vote or written consent in lieu of a meeting of such holders of Series B Preferred Stock or by any remaining director or directors elected by such holders of Series B Preferred Stock.

Pursuant to the Securities Purchase and Exchange Agreement and consistent with the director designation rights described above, as of Closing, the Board will be required to take the actions necessary to appoint (a) two (2) Class I Directors, (i) one who will initially be existing director Stephen J. Sullivan, who the Board has determined qualifies as an Independent Director, and (ii) one who will initially be existing director Eric Lev, as designated by Ampersand; (b) three (3) Class II Directors, (i) one who will initially be existing director Robert Gorman, who the Board has determined qualifies as an Independent Director, as designated by Ampersand, (ii) one who will initially be Edward Chan, as designated by 1315 Capital, and (iii) one who will be an Independent Director designated by 1315 Capital at a future date; and (c) two (2) Class III Directors, (i) one who will initially be Jack Stover and (ii) one who will initially be Dr. Joseph Keegan, who the Board has determined qualifies as an Independent Director. Moreover, under the Securities Purchase and Exchange Agreement, the Company agreed to use its reasonable best efforts to obtain the approval of the Company’s stockholders at the 2020 annual meeting of the Company’s stockholders (the “2020 Annual Meeting”) of an amendment to the Company’s certificate of incorporation, as amended, to eliminate the classified structure of the Board and to provide that all members of the Board stand for election at each annual meeting. Each Investor also agreed to vote in favor of the election of Jack Stover, Dr. Joseph Keegan and Stephen J. Sullivan to the Board at the 2020 Annual Meeting.

Conversion

The Certificate of Designation provides that from and after the Issuance Date and subject to the terms of the Certificate of Designation, each share of Series B Preferred Stock is convertible, at any time and from time to time, at the option of the holder into a number of shares of Common Stock equal to dividing the amount equal to the greater of the Stated Value of such Series B Preferred Stock, plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had each such share been converted into Common Stock immediately prior to a liquidation, by sixty cents ($0.60) (with expected adjustment to $6.00 following effectuation of the Reverse Stock Split and subject to further adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares). The aggregate number of shares of Common Stock that may be issued through conversion of all of the New Investment Shares and Exchange Shares is 78,333,334 shares (with expected adjustment to 7,833,334 shares following effectuation of the Reverse Stock Split and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

Mandatory Conversion

If the Company consummates the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act pursuant to which the price of the Common Stock in such offering is at least equal to $1.20 (with expected adjustment to $12.00 following effectuation of the Reverse Stock Split and subject to further adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares) and such offering does not include warrants (or any other convertible security) and results in at least $25,000,000.00 in proceeds, net of the underwriting discount and commissions, to the Company, and the Common Stock continues to be listed for trading on the Nasdaq Capital Market or another exchange, all outstanding shares of Series B Preferred Stock will automatically be converted into shares of Common Stock, at the then effective Series B Conversion Ratio (as defined in the Certificate of Designation).

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Dividends

The Certificate of Designation does not provide for mandatory dividends on the Series B Preferred Stock. Dividends may be declared and paid on the Series B Preferred Stock from funds lawfully available and as determined by the Board. The Company may not declare, pay or set aside any dividends on shares of any other class or series of capital stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series B Preferred Stock then outstanding first receive, or simultaneously receive, a proportional dividend on each outstanding share of Series B Preferred Stock.

Protective Provisions

For so long as any shares of Series B Preferred Stock are outstanding, the written consent of the holders of at least seventy five percent (75%) of the then outstanding shares of Series B Preferred Stock (voting as a single class) is required for the Company or its subsidiaries to amend, waive, alter or repeal the preferences, rights, privileges or powers of the holders of the Series B Preferred Stock, amend, alter or repeal any provision of the Certificate of Designation in a manner adverse to the holders of the Series B Preferred Stock, authorize, create or issue any equity securities senior to or pari passu with the Series B Preferred Stock, or increase or decrease the number of directors constituting the Board.

For so long as thirty percent (30%) of the Series B Preferred Stock outstanding as of the Issuance Date remains outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, including the expected Reverse Stock Split), the written consent of the holders representing at least seventy-five percent (75%) of the of the outstanding shares of Series B Preferred Stock (voting as a single class) is required for the Company or its subsidiaries to: (A) authorize, create or issue any debt securities for borrowed money or funded debt (1) pursuant to which the Company or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security, or (2) in excess of $4,500,000.00 initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; (B) merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20,000,000.00, to be increased in connection with an aggregate consolidated revenue milestone; (C) materially change the nature of the business of the Company or any of its direct or indirect subsidiaries; (D) consummate any Liquidation (as defined in the Certificate of Designation); (E) transfer material intellectual property rights other than in the ordinary course of business; (F) declare or pay any cash dividend or make any cash distribution on any equity interests of the Company other than the Series B Preferred Stock; (G) repurchase or redeem any shares of capital stock of the Company, except for the redemption of the Series B Preferred Stock pursuant to the terms of the Certificate of Designation, or repurchases of Common Stock under agreements previously approved by the Board with employees, consultants, advisors or others who performed services for the Company or any subsidiary in connection with the cessation of such employment or service; (H) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which the Company or any of its subsidiaries issues shares, warrants or any other convertible security, or incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which the Company or any of its subsidiaries does not issue shares, warrants or any other convertible security exceeding $4,500,000.00 initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; (I) change any accounting methods of the Company or any of its subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities; or (J) conduct a public offering of Common Stock registered with the Securities and Exchange Commission, including any at-the-market offering of the Company’s Common Stock.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation (as defined in the Certificate of Designation) (a “Liquidation”), the holders of shares of Series B Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of preferred stock ranking on liquidation on a parity with the Series B Preferred Stock), and before any payment will be made to the holders of Common Stock or any other class or series of preferred stock ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) the Stated Value of such share of Series B Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock immediately prior to such Liquidation.

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Amended and Restated Investor Rights Agreement

In connection with the Exchange and the Investment, at the Closing, it is expected that the Company and the Investors will amend and restate that certain Investor Rights Agreement, dated as of July 15, 2019, among the Company and Ampersand, as filed with the Company’s Current Report on Form 8-K on July 19, 2019, substantially in the form attached as Exhibit B to the Securities Purchase and Exchange Agreement filed herewith (the “Amended and Restated Investor Rights Agreement”). Pursuant to the Amended and Restated Investor Rights Agreement, the Company and the Investors are expected to establish certain terms and conditions concerning the rights of and restrictions on the Investors with respect to the ownership of the Series B Preferred Stock of the Company, including, among others, pre-emptive purchase rights, demand piggy-back and shelf registration rights, Board observation rights, and standstill and lockup restrictions.

Qualified By the Investment and Exchange Documents

The foregoing description of the Securities Purchase and Exchange Agreement, including as exhibits the form of Certificate of Designation and form of Amended and Restated Investor Rights Agreement (collectively, the “Investment and Exchange Documents”), is qualified in its entirety by reference to the full text of the Investment and Exchange Documents, which are filed as Exhibits 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Investment and the Exchange, including entry into the Securities Purchase and Exchange Agreement, as set forth in Item 1.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Investment and the Exchange, including entry into the Securities Purchase and Exchange Agreement and the expected filing of the Certificate of Designation concurrent with Closing, as set forth in Item 1.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On January 13, 2020, the Company issued a press release announcing the execution of the Securities Purchase and Exchange Agreement, the expected Closing, and the expected Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (included as Exhibit A to the Securities Purchase and Exchange Agreement, filed herewith as Exhibit 10.1).

10.1	Securities Purchase and Exchange Agreement, dated January 10, 2020, by and among Interpace Biosciences, Inc., 1315 Capital II, L.P. and Ampersand 2018 Limited Partnership.

10.2	Form of Amended and Restated Investor Rights Agreement (included as Exhibit B to the Securities Purchase and Exchange Agreement, filed herewith as Exhibit 10.1).

99.1	Press Release, dated January 13, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Date: January 14, 2020

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